UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

(516) 683-4100

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NYCB	New York Stock Exchange

Bifurcated Option Note Unit SecuritiESSM	NYCB PU	New York Stock Exchange

Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	NYCB PR A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

ITEM 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2019, James J. Carpenter, Senior Executive Vice President and Chief Lending Officer of New York Community Bancorp, Inc. (the “Company”) advised the Company of his intention to transition from his current position to a consulting relationship with the Company, effective January 1, 2020.

The Company and Mr. Carpenter have entered into a three-year consulting agreement that will allow the Company to take continuing advantage of Mr. Carpenter’s extensive knowledge of the Company’s lending operations and the banking industry. It is expected that Mr. Carpenter will continue to play a significant role in the lending process by providing advisory services to the Company’s loan officers and to the Mortgage and Real Estate Committee of the Board of Directors of New York Community Bank. Mr. Carpenter will also advance the interests of the Company with the various stakeholders in the lending process.

The agreement has an initial three-year term, beginning on January 1, 2020. After the initial term, the agreement will automatically extend for an additional year each year unless either party gives notice of an intent not to extend the term. As consideration for his services, Mr. Carpenter will receive a monthly consulting retainer and will continue to vest in certain stock-based benefits. The agreement incorporates customary restrictive covenants applicable to Mr. Carpenter’s business activities in the Bank’s key market areas while he provides consulting services and for a two-year period thereafter. The Company expects to file the consulting agreement as an exhibit to its Annual Report on 10-K for the period ended December 31, 2019.

Mr. Carpenter will be succeeded in his position by Executive Vice President John. T. Adams, who currently serves as the Company’s Chief Credit Officer. Mr. Adams has served in positions of increasing responsibility with the Company and New York Community Bank since joining the Company in 2000 in conjunction with its acquisition of Haven Bancorp, Inc., the parent of CFS Bank, where he began his career. Overall he has over 36 years of banking, lending and credit experience.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2019	NEW YORK COMMUNITY BANCORP, INC.

/s/ Salvatore J. DiMartino
Salvatore J. DiMartino
First Senior Vice President and Director,
Investor Relations and Strategic Planning